CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     We hereby consent to the incorporation of our report dated March 8, 2000, appearing in the Annual Report on Form 10-KSB of SMLX Technologies, Inc. for the fiscal year ended December 31, 1999, in the Company's Registration Statement on Form S-8, SEC File No. 333-31300.

                                   /s/ Schmidt & Co.

                                   SCHMIDT, RAINES, TRIESTE,
                                   DICKENSON & ADAMS, P.L.

Boca Raton, Florida
May 3, 2000